EXHIBIT (99)(a)

NEWS RELEASE

July 21, 2008
Contact:	Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported net income of $2.2 million, or $0.39 basic and diluted net income per share, for the three months ended June 30, 2008 as compared to $2.6 million or $0.45 basic net income per share and $0.44 diluted net income per share, for the same period one year ago.  Tony W. Wolfe, President and Chief Executive Officer, attributed the decrease in second quarter earnings to a decrease in net interest income, an increase in provision for loan losses and an increase in non-interest expense, which were partially offset by an increase in non-interest income.   Mr. Wolfe noted that, while earnings had declined in 2008 from the record levels achieved in 2007, the Company continues to achieve results that have kept Peoples Bancorp in the top quartile of public banks in North Carolina in terms of returns on assets and equity.

Year-to-date net income as of June 30, 2008 was $4.2 million, or $0.76 basic net income per share and $0.75 diluted net income per share as compared to $5.4 million, or $0.94 basic net income per share and $0.92 diluted net income per share, for the same period one year ago.  The decrease in year-to-date earnings is primarily attributable to a decrease in net interest income, an increase in provision for loan losses and an increase in non-interest expense, which were partially offset by an increase in non-interest income as discussed below.

Shareholders’ equity increased to $72.2 million, or 7.69% of total assets, at June 30, 2008 as compared to $65.4 million, or 7.79% of total assets, at June 30, 2007 as a result of net income earned less dividends paid for the period combined with a $3.7 million increase in accumulated other comprehensive income (loss) from June 30, 2007 to June 30, 2008.  The increase in accumulated other comprehensive income (loss) is due to an increase in the market value of available for sale securities and derivative instruments.

Net interest income for the quarter ended June 30, 2008 decreased 4% to $8.4 million compared to $8.7 million for the same period one year ago.  This decrease is primarily attributable to a 325 basis point reduction in the Bank’s prime commercial lending rate from June 30, 2007 to June 30, 2008.  The decrease in loan interest income resulting from a decline in prime rate was partially offset by an increase in income from derivative instruments.  Net income from derivative instruments was $899,000 for the three months ended June 30, 2008 compared to a net loss of $108,000 for the same period in 2007.  Net interest income after the provision for loan losses decreased 5% to $7.7 million during the second quarter of 2008, compared to $8.1 million for the same period one year ago.  The provision for loan losses for the three months ended June 30, 2008 was $681,000 as compared to $634,000 for the same period one year ago, primarily attributable to a $3.4 million increase in non-performing loans from June 30, 2007 to June 30, 2008 and increased loan growth.

Non-interest income increased 31% to $2.8 million for the three months ended June 30, 2008, as compared to $2.1 million for the same period one year ago.  Increases in components of non-interest income for the three months ended  June 30, 2008 compared to the same period last year include a $425,000 increase in service charges and fees resulting from growth in deposit

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS – PAGE TWO

base coupled with normal pricing changes and a $61,000 increase in miscellaneous income.  These increases in non-interest income were combined with a $194,000 decrease in the loss on sale of securities in second quarter 2008 when compared to second quarter 2007.

Non-interest expense increased 15% to $7.1 million for the three months ended June 30, 2008, as compared to $6.2 million for the same period last year.  The increase in non-interest expense is primarily due to an increase of $532,000 or 16% in salaries and benefits expense due to normal salary increases and expense associated with additional staff for new branches and a net increase of $430,000 or 26% in non-interest expenses other than salary, benefits and occupancy expenses.  The increase in non-interest expenses other than salary, benefits and occupancy expenses is primarily attributable to an increase of $118,000 in FDIC insurance expense, an increase of $118,000 in deposit program expense and an increase of $62,000 in consulting fees.

Year-to-date net interest income as of June 30, 2008 decreased 6% to $16.2 million compared to $17.3 million for the same period one year ago.   This decrease is primarily attributable to a reduction in the Bank’s prime commercial lending rate.   The decrease in loan interest income resulting from a decline in prime rate was partially offset by an increase in income from derivative instruments.  Net income from derivative instruments was $1.3 million for the six months ended June 30, 2008 compared to a net loss of $209,000 for the same period in 2007.  Net interest income after the provision for loan losses decreased 7% to $15.2 million for the six months ended June 30, 2008, compared to $16.3 million for the same period one year ago.  The provision for loan losses for the six months ended June 30, 2008 was $1.1 million as compared to $957,000 for the same period one year ago, primarily attributable to an increase in non-performing loans and increased loan growth.

Non-interest income increased 27% to $5.4 million for the six months ended June 30, 2008, as compared to $4.3 million for the same period one year ago.  The increase in non-interest income is primarily due to an increase in service charges and fees of $800,000 resulting from growth in deposit base coupled with normal pricing changes, an increase of $97,000 in miscellaneous fee income and a $61,000 increase in mortgage banking income.

Non-interest expense increased 15% to $14.0 million for the six months ended June 30, 2008, as compared to $12.2 million for the same period last year. The increase in non-interest expense included: (1) an increase of $874,000 or 13% in salaries and benefits expense due to normal salary increases and expenses associated with additional staff for the new branches, (2) an increase of $110,000 or 5% in occupancy expense due to an increase in furniture and equipment expense and lease expense associated with new offices, and (3) a net increase of $860,000 or 27% in non-interest expenses other than salary, benefits and occupancy expenses.  The increase in non-interest expenses other than salary, benefits and occupancy expenses is primarily attributable to an increase of $228,000 in FDIC insurance expense, an increase of $188,000 in deposit program expense, an increase of $108,000 in advertising expense and an increase of $82,000 in consulting fees.

Total assets as of June 30, 2008 amounted to $938.5 million, an increase of 12% compared to total assets of $839.7 million at June 30, 2007.  This increase is primarily attributable to an increase in loans.  Loans increased 14% to $756.2 million as of June 30, 2008 compared to $663.1 million as of June 30, 2007. Premises and equipment increased $3.8 million to $18.2 million at June 30, 2008 as compared to $14.4 million at June 30, 2007 primarily due to the purchase of a previously leased branch office and costs associated with new offices.

Non-performing assets decreased 7% to $11.3 million or 1.20% of total assets at June 30, 2008, compared to $12.1 million or 1.33% of total assets at March 31, 2008 primarily due to a $1.5 million reduction in non-performing loans, which was partially offset by a $695,000 increase in other real estate owned.  Non-performing assets amounted to $8.5 million or 0.93% of total assets at December 31, 2007 and $7.2 million or 0.86% of total assets at June 30, 2007.  The allowance for loan losses at June 30, 2008 amounted to $9.6 million or 1.27% of total loans compared to $8.5 million or 1.28% of total loans at June 30, 2007.

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS – PAGE THREE

Deposits amounted to $722.6 million as of June 30, 2008, representing an increase of 10% over deposits of $654.1 million at June 30, 2007.  Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposits of denominations less than $100,000, increased $17.8 million to $494.1 million at June 30, 2008 as compared to $476.4 million at June 30, 2007 due to concerted efforts to attract additional deposits from existing customers and to attract new customers in our existing offices along with deposits gathered in the three new offices that have opened since May 2007.  The Bank also introduced remote deposit capture for customers in 2007, which has enabled the Bank to gather additional deposits from existing customers and has been helpful in attracting new customers.  Certificates of deposit in amounts greater than $100,000 or more totaled $223.5 million at June 30, 2008 as compared to $177.7 million at June 30, 2007.

Securities sold under agreement to repurchase increased $10.4 million to $27.6 million at June 30, 2008 as compared to $17.2 million at June 30, 2007 as concerted efforts to promote cash management services have increased customer usage of this product.

Peoples Bank operates entirely in North Carolina, with eleven offices throughout Catawba County, one office in Alexander County, three offices in Lincoln County, three offices in Mecklenburg County, one office in Union County, one office in Iredell County and one office in Wake County.  The Company’s common stock is publicly traded over the counter and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2007.

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE FOUR

CONSOLIDATED BALANCE SHEETS
June 30, 2008, December 31, 2007 and June 30, 2007

	June 30, 2008	December 31, 2007	June 30, 2007
	(Unaudited)		(Unaudited)
ASSETS:
Cash and due from banks	$24,290,917	$26,108,437	$25,344,996
Interest bearing deposits	1,429,735	1,539,190	1,543,698
Federal funds sold	2,621,000	2,152,000	2,757,000
Cash and cash equivalents	28,341,652	29,799,627	29,645,694

Investment securities available for sale	117,967,342	120,968,358	118,308,573
Other investments	6,752,809	6,433,947	5,961,447
Total securities	124,720,151	127,402,305	124,270,020

Loans	756,234,438	722,276,948	663,125,684
Less: Allowance for loan losses	(9,641,646)	(9,103,058)	(8,514,417)
Net loans	746,592,792	713,173,890	654,611,267

Premises and equipment, net	18,191,488	18,234,393	14,421,165
Cash surrender value of life insurance	6,897,928	6,776,379	6,651,597
Accrued interest receivable and other assets	13,759,668	11,875,202	10,074,654
Total assets	$938,503,679	$907,261,796	$839,674,397

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$112,589,101	$112,071,090	$117,701,167
NOW, MMDA & Savings	206,660,495	196,959,895	183,721,294
Time, $100,000 or more	223,454,154	203,499,504	177,739,130
Other time	179,858,045	181,108,214	174,942,640
Total deposits	722,561,795	693,638,703	654,104,231

Demand notes payable to U.S. Treasury	1,464,114	1,600,000	1,092,438
Securities sold under agreement to repurchase	27,623,175	27,583,263	17,236,961
FHLB borrowings	87,000,000	87,500,000	77,000,000
Junior subordinated debentures	20,619,000	20,619,000	20,619,000
Accrued interest payable and other liabilities	7,025,015	6,219,248	4,228,148
Total liabilities	866,293,099	837,160,214	774,280,778

Shareholders' Equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued
and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and
outstanding 5,589,056 shares in 2008
and 5,624,234 shares in 2007	48,142,244	48,651,895	50,272,682
Retained earnings	22,176,749	19,741,876	16,882,082
Accumulated other comprehensive income (loss)	1,891,587	1,707,811	(1,761,145)
Total shareholders' equity	72,210,580	70,101,582	65,393,619

Total liabilities and shareholders' equity	$938,503,679	$907,261,796	$839,674,397

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE FIVE

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2008 and 2007

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$12,628,268	$13,771,019	$25,672,732	$27,371,208
Interest on federal funds sold	16,537	209,202	34,716	334,697
Interest on investment securities:
U.S. Government agencies	1,105,614	1,130,857	2,239,703	2,260,936
States and political subdivisions	216,237	221,698	442,781	441,192
Other	105,783	112,993	235,206	237,962
Total interest income	14,072,439	15,445,769	28,625,138	30,645,995

INTEREST EXPENSE:
NOW, MMDA & savings deposits	782,225	985,198	1,706,617	1,897,641
Time deposits	3,656,593	4,318,455	7,931,064	8,604,858
FHLB borrowings	884,124	893,523	1,830,785	1,817,013
Junior subordinated debentures	230,650	364,148	557,397	724,347
Other	146,117	173,193	353,749	297,471
Total interest expense	5,699,709	6,734,517	12,379,612	13,341,330
NET INTEREST INCOME	8,372,730	8,711,252	16,245,526	17,304,665
PROVISION FOR LOAN LOSSES	681,000	634,000	1,072,000	957,000
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,691,730	8,077,252	15,173,526	16,347,665

NON-INTEREST INCOME:
Service charges	1,256,640	1,023,105	2,403,483	1,935,673
Other service charges and fees	638,624	447,177	1,267,402	934,724
Gain (loss) on sale of securities	-	(194,402)	-	(194,402)
Mortgage banking income	181,464	187,771	360,521	299,612
Insurance and brokerage commission	119,633	130,907	226,374	231,564
Miscellaneous	605,441	544,082	1,150,542	1,053,353
Total non-interest income	2,801,802	2,138,640	5,408,322	4,260,524
NON-INTEREST EXPENSE:
Salaries and employee benefits	3,830,925	3,298,737	7,545,460	6,671,903
Occupancy	1,181,803	1,210,294	2,424,277	2,314,533
Other	2,100,710	1,670,833	4,074,066	3,214,474
Total non-interest expenses	7,113,438	6,179,864	14,043,803	12,200,910

INCOME BEFORE INCOME TAXES	3,380,094	4,036,028	6,538,045	8,407,279
INCOME TAXES	1,188,300	1,445,915	2,291,800	3,030,041

NET INCOME	$2,191,794	$2,590,113	$4,246,245	$5,377,238
PER SHARE AMOUNTS
Basic net income	$0.39	$0.45	$0.76	$0.94
Diluted net income	$0.39	$0.44	$0.75	$0.92
Cash dividends	$0.12	$0.09	$0.24	$0.17
Book value	$12.92	$11.45	$12.92	$11.45

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE SIX

FINANCIAL HIGHLIGHTS
For the three and six months ended June 30, 2008 and 2007

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$115,977,780	$120,285,416	$117,130,589	$120,330,498
Loans	735,847,936	646,594,679	728,241,578	644,863,090
Earning assets	864,220,269	790,590,737	857,005,523	786,197,864
Assets	920,166,469	835,824,430	911,163,418	829,052,067
Deposits	713,031,907	654,938,694	704,417,600	649,993,055
Shareholders' equity	74,547,584	67,355,184	75,048,567	67,627,076

SELECTED KEY DATA:
Net interest margin (tax equivalent)	3.99%	4.52%	3.91%	4.54%
Return of average assets	0.96%	1.24%	0.94%	1.31%
Return on average shareholders' equity	11.83%	15.42%	11.38%	16.03%
Shareholders' equity to total assets (period end)	7.69%	7.79%	7.69%	7.79%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$9,369,730	$8,620,074	$9,103,058	$8,303,432
Provision for loan losses	681,000	634,000	1,072,000	957,000
Charge-offs	(496,731)	(822,877)	(688,170)	(954,015)
Recoveries	87,647	83,220	154,758	208,000
Balance, end of period	$9,641,646	$8,514,417	$9,641,646	$8,514,417

ASSET QUALITY:
Non-accrual loans			$9,818,543	$6,677,065
90 days past due and still accruing			413,433	181,218
Other real estate owned			1,060,095	334,807
Total non-performing assets			$11,292,071	$7,193,090
Non-performing assets to total assets			1.20%	0.86%
Allowance for loan losses to non-performing assets			85.38%	118.37%
Allowance for loan losses to total loans			1.27%	1.28%

LOAN RISK GRADE ANALYSIS:			Percentage of Loans
			By Risk Grade*
			6/30/2008	6/30/2007
Risk 1 (excellent quality)			9.91%	12.66%
Risk 2 (high quality)			13.38%	13.17%
Risk 3 (good quality)			66.53%	61.27%
Risk 4 (management attention)			7.17%	10.21%
Risk 5 (watch)			1.29%	1.10%
Risk 6 (substandard)			0.42%	0.53%
Risk 7 (low substandard)			0.00%	0.04%
Risk 8 (doubtful)			0.00%	0.00%
Risk 9 (loss)			0.00%	0.00%

*Excludes non-accrual loans

At June 30, 2008 there were two relationships exceeding $1.0 million (which totaled $5.6 million) in the Watch risk grade, one relationship exceeding $1.0 million in the Substandard risk grade (which totaled $1.9 million) and no relationships exceeding $1.0 million in the Low Substandard risk grade. These customers continue to meet payment requirements and these relationships would not become non-performing assets unless they are unable to meet those requirements.

(END)